SENETEK ANNOUNCES APPOINTMENT OF TWO NEW DIREC TORS

For Release May 20, 2011

Hilton Head, SC:  Senetek Plc (OTCBB-SNKTY) is pleased to announce the appointments of Mr. John J. May and Mr. Bobby Cooper to the Board of Directors of the Company.

Mr. John May is a professional accountant and long-time business entrepreneur. Mr. May is a Fellow of the Institute of Chartered Accountants in England and Wales. He is Chairman and Policy Director of the Small Business Bureau Limited and Policy Director of “The Genesis Initiative Limited”, lobbying groups for small business to the UK Parliament. John is the principal of his own chartered accountancy practice. From 1977 to 1994 John was a senior partner with Crowe Clark Whitehill, Chartered Accountants, where he served for eight years on the managing board and for nine years as Chairman of its Thames Valley offices. In his capacity as UK National Marketing Partner and Head of its Property Consultancy division, he was a director of its UK and international associations. John was Finance Director of London AIM market listed PSG Solutions Plc (formerly London & Boston Investments Plc) until December 2005. John is currently Chairman of Specialist Energy Group Plc and Chairman of Red Leopard Holdings Plc, both London AIM listed. He is a non-executive director of London Pacific Partners Inc. and White Mountain Titanium Corp. which are both reporting US public companies. John is a non-executive director of Petrolatina Energy Plc, an oil company with assets in Columbia and also listed on London AIM.

Mr. Bobby Cooper is a highly experienced and well-known mining industry executive and entrepreneur. Mr. Cooper was past President of Kennecott Corporation, a wholly owned subsidiary of Rio Tinto Group. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah which is the deepest open pit mine in the world. Since retiring from Rio Tinto, Mr. Cooper has devoted himself to entrepreneurial ventures.

Mr. Cooper’s extensive experience includes current Director of Ontario Graphite, a high quality privately held graphite producer located in Canada; current Director of Wyo-Ben, a private bentonite producer located in Billings, MT with properties in Northern Wyoming; current Director and past Chairman of US Silver Corporation, the operator and owner of the Galena Mine in North Idaho, the second most productive silver mine in U.S. history. Mr. Cooper’s past directorships include past Chairman and Director of High Plains Uranium which was listed on the Toronto Stock Exchange and was acquired by Energy Metals Corp.; past Director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company listed on the London AIM; past Director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia; and past Director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Andes of Peru.

Mr. John Ryan, CEO of Senetek commented,  “We are very pleased to gain the extensive expertise and experience of both Mr. May and Mr. Cooper on the Board of Senetek. We are confident that with their assistance, we can continue to progress our targeted early production at the Relief Canyon Mine as well as advance our other two projects through drilling and other exploration. These gentlemen have a wide array of experience ranging from accounting, finance, mine construction as well as operations and we are delighted that both of them have chosen to share their experience with the Company in advancing its goals.”

This news release contains statements that may be considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company's Annual Report on Form 10-K for the years 2009 and 2010 and subsequent Quarterly Reports on Form 10-Q.  However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

SOURCE- Senetek Plc

Contact: 404-418-6203

John Ryan, CEO